EXHIBIT 10.7

                        STOCK PURCHASE AND SALE AGREEMENT


     THIS STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is entered into this 8th day of April, 2005 by and between JOEY CANYON having an address of 9312 Meredith Court, Lone Tree, CO (the "Buyer") and GERALD R. NEWMAN, having an address of 289 S. Robertson Blvd., Ste. 313, Beverly Hills, CA 90211 ("Newman") and CLAYTON DUXBURY having an address of 77 Covewood, Calgary, Alberta, Canada T3K 4Z8 ("Duxbury")(Newman and Duxbury are collectively the "Sellers") and COMPOUND NATURAL FOODS, INC., a Nevada corporation (the "Company") for those purposes in connection with which the Company is specifically included herein (Buyer, Newman, Duxbury and the Company are referred to herein individually as a "Party" and, collectively, as the "Parties.")

                                   RECITALS:

     WHEREAS, Newman is the holder of record of 48 million shares of the issued and outstanding common stock of the Company and Duxbury is the record owner of 12 million shares of the issued and outstanding common stock of the Company, which taken together represent approximately 91% of all the issued and outstanding shares of common stock of the Company (the "Control Securities"); and

     WHEREAS, Buyer desires to purchase the Control Securities from Newman and Euxbury, and Newman and Duxbury each desire to sell the component numbers of the total number of Control Securities held by each of them to Buyer pursuant to the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises, and the respective agreements, covenants, representations and warranties of the Parties herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1: -

     "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                   ARTICLE II
                     PURCHASE AND SALE OF CONTROL SECURITIES

     Section 2.1 SALE OF CONTROL SECURITIES: Subject to the terms and conditions set forth in this Agreement, Newman and Duxbury shall transfer and convey 48 million shares and 12 million shares of the Control Securities, respectively, to Buyer, free and clear of any and all liens, claims, and encumbrances, whatsoever, and Buyer shall purchase the Control Securities from Sellers (the "Transaction").

     Section 2.2 CONSIDERATION. As payment for the sale, conveyance and transfer of the Control Securities by Sellers to Buyer, Buyer shall deliver the sum of TWO HUNDRED SIXTY THOUSAND NINE HUNDRED THIRTEEN AND 00/100 DOLLARS ($260,913) ("Purchase Price"), as follows:

          (a) Upon Closing of the Transaction, Buyer shall deliver into Escrow (defined below) the sum of TWO HUNDRED EIGHT THOUSAND SEVEN HUNDRED THIRTY AND 40/100 DOLLARS ($208,730.40) in favor of Newman; and

          (b) Upon Closing of the Transaction, Buyer shall deliver into Escrow (defined below) the sum of FIFTY TWO THOUSAND ONE HUNDRED EIGHTY TWO AND 60/100 DOLLARS ($52,182.60) in favor of Duxbury.

     Section 2.3 ESCROW: All Control Securities purchased by Buyer herein, and all Control Securities issued to Buyer following the Closing herein shall be held in escrow ("Escrow") Laura E. Anthony, Esq. ("Anthony") pursuant to that certain escrow agreement by and among Anthony on the one hand as escrow agent, and the other parties thereto on the other, the form of which is attached hereto as Exhibit "A" ("Escrow Agreement").

     Section 2.4 OTHER TRANSACTIONS. Upon the Closing of this Transaction, Newman shall cause the amount of funds remaining as of said date in account number 898002936 of Pure Natural, LLC at Bank of the West, Denver, CO, to be transferred for the account of the Company and shall cause account number 898002936 of Pure Natural, LLC at Bank of the West, Denver, CO to be closed.

                                  ARTICLE III
                     CONDITIONS OF CLOSING/DUE DILIGENCE

     Section 3.1 CONDITIONS TO CONSUMMATION OF THE TRANSACTION. The respective obligations of the Parties pursuant to this Transaction are subject to: (i) the successful consummation of those certain other transactions of even date hereof that are integrally related to this Transaction, including (a) the transactions referred to in that certain Note Purchase and Use of Proceeds Agreement among Buyer (in his capacity as "Seller" therein), Michael Naughton ("Naughton") and the Company (including a Pledge and Security Agreement of Buyer securing Naughton therein) providing for, among other things, a loan by Naughton to Buyer in the amount of $400,000.00 which requires Buyer to cause the Company to pay over to subsidiary Pure Nature, LLC, a Colorado limited liability company ("Pure Nature"), sufficient funds to effectuate the simultaneous repayment of amounts due to Brad Stewart ("Stewart") and Daxbury by Pure Nature, aggregating $89,087.00, (b) that certain stock purchase transaction referred to in that certain Stock Purchase and Sale Agreement between Naughton and Brad Stewart ("Stewart"), whereby Stewart shall sell one million free trading shares of common stock of the Company to Naughton for $100, and (c) the entry into the Escrow Agreement by Anthony and the Parties thereto; and (ii) the satisfaction of conditions customary to transactions of this type, including without limitation, (a) execution of this Agreement by all Parties; (b) the absence of any pledges, liens, security interests in or to, or any other encumbrance of any nature whatsoever arising in connection with the Control Securities (c) the absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company prior to closing, (d) the absence of pending or Threatened litigation, investigations or other matters affecting the Company, the Buyer or the Transaction.

     Section 3.2 DUE DILIGENCE OBLIGATIONS OF SELLERS TO BUYER. Sellers shall use their Best Efforts to provide, or cause to be provided, such necessary information to Buyer in respect of the Company enabling him to complete due diligence. Sellers have delivered or cause to be delivered to Buyer, the following:

          (a) All financial statements, tax returns and corporate record books and minutes of the shareholders and directors of the Company from inception to date, as such exist, although same are incomplete and potentially inaccurate;

          (b) Articles of Incorporation of the Company and a certificate of good standing in respect of its charter;

          (c) A complete shareholder's list;

          (e) Form of transfer documents for the transfer of the Control Securities from Sellers to Buyer.

     Upon execution of this Agreement, Sellers shall deliver:

          (a) List of all creditors, both past and current, of the Company together with addresses and telephone numbers; and

     Section 3.3 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE: Buyer's obligation to purchase the Control Securities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):
          (a) All representations and warranties of Sellers contained herein being true at the time of Closing;

          (b) From the date of this Agreement, there must not have been commenced or Threatened against the Company, or against any person affiliated with the Company, including Sellers, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with the contemplated Transaction, (ii) involving the ability of the Company to continue trading its securities, including the Control Securities in compliance with the federal securities laws of the United States, or (iii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the contemplated transactions.

     Section 3.5 CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE:
Sellers' obligations to sell the Control Securities and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to `the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

          (a) All representations and warranties of Buyer contained herein being true at the time of Closing;

          (b)  Buyer shall have tendered the consideration as specified in
Section 2.2 of this Agreement.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, jointly and severally, and where applicable the Company, represent and warrant to Buyer that at the time of the execution of this Agreement and at the Closing thereof

     (a) MARKETABLE TITLE. The Sellers shall convey to Buyer good and marketable title in and to the Control Securities, free and clear of any and a11 1iens, claims, encumbrances, including, but not limited to, any and all pledges and security interests, and all other defects of title of any type whatsoever;

     (b) AUTHORITY. The Sellers have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

     (c) OUTSTANDING CLAIMS, SUITS OR ACTIONS: Sellers are not aware of any outstanding claims, suits or actions or potential claims, suits or actions in connection with either of them, them collectively, the Transaction, and/or the Company. Sellers have not been put on notice of default of any obligation. Sellers are not aware of any individual suffering an injury on the premises owned and operated by Company.

     (d) CREDITORS AND LIABILITIES. There are no liens on assets, the Control Securities, or obligations of Company, and that the Company has no liabilities of any sort whatsoever which have not been disclosed or provided to the Buyer in written due diligence documents presented by the Sellers to the Buyer, and that all federal, state, and local, taxes (including, but not limited to, sales and payroll taxes), assessments, fines, penalties, if any, have been prepared, filed, and paid with the appropriate governmental authorities up to and through the date of Closing, or if such returns have not been filed, the Company has no taxable obligations. A list of all creditors and liabilities is attached hereto as Schedule A.

     (e) CONTRACTS. Neither the Company nor either of the Sellers are a party to any agreement, contract, or understanding, oral or written, express or implied, which would prevent them from lawfully entering into this Agreement or which would create an obligation upon any of them as a result of this Transaction. All employees, vendors, contractors and the like are "at will." Seller has no contract with a business broker and is not obligated to pay a business broker a commission as a result of this Transaction.

     (f) FINANCIAL INFORMATION. Sellers have, or will have prior to Closing, delivered all requested financial information regarding the Company, including annual income tax returns, bank statements, and financial statements, and such financial information when taken together as a whole is true, complete, correct, and accurate, and there has been no material change in the financial condition of the Company since the most recent financial information provided. Notwithstanding anything in the forgoing sentence to the contrary, to the extent the financial statements have erroneously included in their disclosure asset and income items attributable to Pure Nature under the assumption that Pure Nature had heretofore been combined into the Company, representations as to the correctness and accuracy thereof are hereby retracted. Moreover, Sellers make no representations or warranties that such financial information is either complete or accurate.

     (g) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, shall be delivered to the Buyer at Closing. Sellers make no representations as to the completeness of such records. Buyer agrees that he is buying the Securities "as is".

     (h) TAXES Except as disclosed in due diligence, the Company has, filed, or caused to be filed (on a timely basis since ) all tax returns that are or were required to be filed pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller or the Company. All tax returns filed by the Company are true, correct, accurate, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

     (i) NO MATERIAL ADVERSE CHANGE. Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

     (j) DISCLOSURE: The representations and warranties of Sellers in this Agreement, taken together as a whole, do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to either of the Sellers or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

     (k) NO PREFERRED SHARES ISSUED OR OUTSTANDING.	The Company has not
issued any preferred shares of stock and no such preferred shares are outstanding.

                                   ARTICLE V
                   REPRESENTATION AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to Sellers that:

     (a) Buyer is a sophisticated investor. The Buyer has the financial ability to pay the consideration required at Closing and to bear the economic risk of this investment in the Control Securities, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Control Securities.

     (b): He has

          (i) evaluated the risks of a purchase of the Control Securities and has relied solely upon his own investigation of the Company and the information and representations made by the Sellers and the Company contained herein this Agreement and any written information and documents provided to Buyer by the Sellers and/or the Company;

          (ii) been given the opportunity to ask questions of, and receive answers from, the Company and Sellers concerning the terms and conditions of the Control Securities and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Control Securities to the extent the Company or Sellers possess such information or could acquire it without unreasonable efforts or expense, and has not been furnished with any other offering literature upon which the Buyer has relied;

          (iii) not been furnished by Sellers with any oral or written representation or oral or written information upon which the Buyer has relied in connection with the offering of the Control Securities that is not contained, or referred to, in this Agreement;

          (iv) investigated the acquisition of the Control Securities to the extent the Buyer has deemed necessary or desirable and the Company or Sellers have provided the Buyer with any assistance the Buyer has requested in connection herewith;

          (v) determined that the Control Securities are a suitable investment for the Buyer and that at this time the Buyer could bear a complete loss of an investment in the Control Securities purchased hereby; and

          (vi) is experienced in transactions involving obtaining control of companies such as the Company.

     (c) The Buyer is not relying on the Sellers, or the Company, or any of its affiliates, or this Agreement, with respect to the Buyer's tax consequences with respect to the Buyer's purchase of the Control Securities.

     (d) No federal or state agency has passed upon the Control Securities or made any finding or determination as to the fairness of this investment.

     (e) The Buyer is an individual over the age of 18 years and is empowered, authorized and qualified to purchase the Control Securities, in the manner contemplated in this Agreement.

     (f) The Buyer has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with such actions.

                                  ARTICLE VI
             SPECIFIC CONTRACTS AND AGREEMENTS/NO SHOP PROVISION/
                     CONDUCT OF BUSINESS/CONFIDENTIALITY

     Section 6.1 CERTAIN CONTRACTS CANCELLED: As of the date of Closing certain contracts and agreements, whether oral or written, by and between the Sellers and the Company shall be deemed cancelled and terminated and neither of the Sellers nor the Company shall have any further rights or obligations thereunder. In particular:

     (a) Any employment agreements, stock purchase agreements, stock option agreements, convertible instruments and outstanding warrants of any kind whatsoever, by and between, or among, either of the Sellers and the Company; and

     (b) Any loan agreements, expense reimbursement agreements, payment agreements, or monetary agreements of any kind whatsoever, by and between or among, either of the Sellers and the Company.

     Section 6.2 RESIGNATION FROM BOARD OF DIRECTORS, OFFICER POSITIONS AND
EMPLOYMENT: As of the date of Closing, Sellers shall resign from the Board of Directors, as officers and employees, and from any and all other positions in which Sellers have or may have with the Company. Immediately prior to such resignation, Sellers shall elect, by consent in writing of the holders of a majority of outstanding shares, Purchaser to the Board of Directors as the sole Board member as of the: date of Closing.

     Section 6.3 NO SHOP PROVISION. In order to induce Buyer to commit the resources, forego other potential opportunities, and incur the legal, accounting, and incidental expenses, necessary to evaluate the Transaction described above, and to negotiate the terms of, and consummate, the Transaction contemplated hereby, Sellers hereby agree that for a period commencing upon the execution this Agreement and ending with the date of Closing or such earlier date that Buyer notifies Sellers that as a result of due diligence the Transaction shall not Close, Sellers shall not, directly or indirectly, through any director, officer, employee, agent, affiliate, representative (including, without limitation, investment bankers, attorneys, and accountants) or otherwise, (i) solicit, initiate, or encourage submission of proposals or offers from any third party or continue previously commenced discussions, relating to any acquisition or purchase of all or a material portion of Company's assets, or any equity interest in the Company or its assets, or any transaction, consolidation, or business combination, with the Company and/or its affiliates, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person or entity to do or seek any of the forgoing.

     Section 6.4 CONDUCT OF BUSINESS Sellers shall cause the conduct of the business of the Company to occur in the normal and ordinary course, consistent with the present conduct of its business and previous practices, shall not make and/or declare any dividend (cash and/or stock), redemption, stock split (reverse or forward), and/or stock and/or cash distributions. In addition, there shall be no material changes in salaries paid by the Company (including, but not limited to, bonus plans and/or payments) prior to Closing.

     Section 6.5 EXPENSES. Each of the parties shall be responsible for their own expenses in connection with this Agreement and consummation of the Transactions contemplated hereby; provided, however, that Purchaser shall pay, or cause to be paid by the Company, the legal fees of Laura Anthony, Esq. in connection with the analysis, structuring and drafting of this Agreement.

     Section 6.6 CONFIDENTIALITY Each of the Parties hereto agrees that ii: shall not use, or permit the use of, any and all of the information relating to the Sellers or the Buyer, respectively, furnished to each other in connection with this Transaction ('`Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Sellers or the Buyer, as the case may be, or otherwise than in connection with this Transaction. None of the Parties hereto shall, and each party shall cause its directors, officers, employees, agents, affiliates, and representatives not to, disclose, divulge, provide, or make accessible, or available, any and all of the Confidential Information, in whole or in part, to any person or entity, other than their respective and responsible officers, employees, advisors, or attorneys, or otherwise as required by law or regulation. The Parties acknowledge that until public announcement, the terms and existence of this Agreement may be deemed material non-public information under the Securities Exchange Act of 1934, and shall govern their activities accordingly. Prior to Closing, neither party shall disclose the terms of this Agreement to any other person or entity other than its advisors who are under a legal or contractual obligation of confidentiality. Prior to Closing, neither party shall disclose the existence of this Agreement except to such advisors or as necessary in connection with due diligence under this Agreement.

                                 ARTICLE VII
                               INDEMNIFICATION

     Section 7.1 INDEMNIFICATION BY SELLERS: Sellers, jointly and severally, shall indemnify, save, defend and hold harmless Buyer from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising out of, or in connection with,
(a) any and all operations, activities, and events, of and/or impacting the Company (which term "Company" includes its subsidiaries and affiliates (other than Pure Nature, LLC)) occurring prior to the Closing; (b) any and all Breaches of this Agreement by Sellers; and (c) any and all claims by a third party relating to. Sellers' actions (or inactions, as the case may be) or gross negligence; (d) any untrue statement or material fact represented and warranted by Sellers hereunder or any omission of material information necessary to make any representation made herein not misleading or (e) any claim by any person or entity for any and all brokerage or finder's fees, or commissions, or similar payments, based upon any agreement or understanding (whether actual, or alleged to have been made by any such person or entity with either Sellers or the Company (or any person acting on their behalf) in connection with the contemplated Transaction or this Agreement.

     Section 7.2 INDEMNIFICATION BY BUYER: Buyer (and, after Closing, the Company jointly and severally with the Buyer) shall indemnify, save, defend and hold harmless Sellers from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all activities and/or operations of the Company and the Company's subsidiaries conducted after the Closing; (b) any and all Breaches of this Agreement by Buyer; (c) any untrue statement or material fact represented and warranted by Buyer hereunder or any omission of material information necessary to make any representation made herein not misleading or (d) any and all claims by a third party relating to Buyer's and/or the Company's actions or gross negligence, not also involving the actions or gross negligence of Sellers, occurring after the Closing.

                                ARTICLE VIII
                                THE CLOSING

     Section 8.1 SELLER OBLIGATIONS: At the time of the consummation of this transaction (the "Closing"), Sellers shall deliver or cause to be delivered to Buyer:

     (a) One or more irrevocable stock powers duly executed by each of the Sellers and medallion guaranteed to the Buyer in the name of Buyer;

     (b) A resignation from the Board of Directors and appointment of new Board of Directors as required in Section 6.2 hereof;

     (c) All other instruments or documents as may be reasonably required to consummate the Transaction contemplated by this Agreement; and

     (d) Instruction by them or the Company to the transfer agent of the Control Securities to re-issue the Control Securities strictly in accordance with this Agreement and/or at the direction and request of the Buyer, to provide for the Transactions contemplated herein.

     Section 8.2 BUYER'S OBLIGATIONS: At the Closing, Buyers shall deliver to Sellers the Purchase Price, allocated as between each of the Sellers as set forth in Section 2.2. of this Agreement.

     Section 8.3 THE CLOSING. The Closing shall occur on or before close of business on April 8, 2005 or as soon thereafter as possible using reasonable diligence and efforts. Closing may occur in counterparts as necessary.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     Section 9.1 ASSIGNMENT. Sellers may not assign or transfer their respective interests and/or rights under this Agreement without the prior written consent of the Buyer. The Buyer may not assign this Agreement without the consent of the Seller.

     Section 9.2 BINDING EFFECT. This Agreement shall b e binding upon the Parties hereto and their personal representatives, executors, heirs, beneficiaries, distributees, successors, and permitted assigns, if any.

     Section 9.3 NOTICES. Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent facsimile, hand delivery or courier addressed to the respective party at the address set forth in the initial paragraph of this Agreement or by other means upon reasonable evidence that receipt of such notice has been acknowledged.

     Section 9.4: GOVERNING LAW. This Agreement shall be governed and interpreted solely in accordance with the laws of the State of [Nevada] [Colorado, and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles.

     Section 9.5: SURVIVAL OF REPRESENTATIONS. All agreements, representations, covenants, and warranties, on the part of the Parties contained herein, shall survive the Closing of this Agreement, and any investigation made at any time with respect thereto, shall not merge into any of the documents and instruments executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted by law and/or equity.

     Section 9.6: ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, nor any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

                                      BUYER:


                                      ________________________________
                                      Joey Canyon

                                      NEWMAN:


                                      /s/ Gerald R. Newman
                                      Gerald R. Newman

                                      COMPANY:
                                      COMPOUND NATURAL FOODS, INC., a
                                      Nevada corporation


                                      By:/s/ Gerald R. Newman
                                         Gerald R. Newman, President